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                                                                    Exhibit 10.4




CAMERON S. AVERY
DIRECT DIAL: 312 807-4302


                               September 20, 1995



Harris Associates Investment Trust
Two North La Salle Street, #500
Chicago, Illinois 60602-3790

Ladies and Gentlemen:

                           The Oakmark Small Cap Fund
                           The Oakmark Balanced Fund
                 The Oakmark International Emerging Value Fund

     We have acted as counsel for Harris Associates Investment Trust (the "Trust") in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of beneficial interest (the "Shares") of each of the series of the Trust designated The Oakmark Small Cap Fund, The Oakmark Balanced Fund and The Oakmark International Emerging Value Fund (the "Funds") in registration statement no. 33-38953 on form N-1A (the "Registration Statement").

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust (the "Trust Agreement") and bylaws (the "Bylaws") of the Trust, actions of the board of trustees of the Trust authorizing the issuance of shares of the Funds and the Registration Statement.

     Based on the foregoing examination, we are of the opinion that upon the issuance and delivery of the Shares of each Fund in accordance with the Trust Agreement and the actions of the board of trustees authorizing the issuance of the Shares, and the receipt by the Trust of the authorized consideration therefor, the Shares so issued will be validly issued, fully paid and nonassessable (although shareholders of a Fund may be subject to liability under certain circumstances as described in the statement of additional information of the Trust included as Part B of the Registration Statement under the caption "Declaration of Trust").
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Harris Associates Investment Trust
September 20, 1995
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                Very truly yours,


                                /s/ Bell, Boyd & Lloyd